UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: January 30, 2007
NORTHWEST INDIANA BANCORP
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-26128 (Commission File Number)	35-1927981 (IRS Employer Identification No.)
9204 Columbia Avenue
Munster, Indiana 46321
(Address of principal executive offices) (Zip Code)
(219) 836-4400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Outside Directors

     On January 24, 2007, NorthWest Indiana Bancorp’s (the “Bancorp”) Directors approved an increase in annual director’s fees paid to outside directors. For 2007, $22,750 in annual fees will be paid to outside directors. Directors are reimbursed for expenses incurred in connection with attendance at Board and Committee meetings.

Inside Directors and Executive Officers

     On January 24, 2007, the Bancorp Compensation Committee of the Board of Directors approved executive officer base compensation for 2007 and authorized payment of incentive compensation for 2006 performance. The individuals listed below will begin to receive their new base salary and incentive compensation payment on February 1, 2007:

			2006
	2007		Incentive
Inside Directors and Executive Officer	Base Salary		Compensation

David A. Bochnowski, Director, Chairman and Chief Executive Officer	$347,563		$46,976

Joel Gorelick, Director, President and Chief Administrative Officer	$209,575		$22,205

Edward J. Furticella, Director and Consultant	$85.59	(1)	$8,260

Jon E. DeGuilio, Executive Vice President, General Counsel and Secretary	$141,341		$7,325

Robert T. Lowry, Senior Vice President and Chief Financial Officer	$125,823		$7,575

(1) Mr. Furticella is a part-time employee with the Bancorp and earns an hourly rate of pay.

Incentive Compensation Plan

     The Bancorp Compensation Committee has established an incentive compensation system designed to offer positive salary rewards for peak performance to all employees. The incentive compensation is geared towards rewarding performance that results in increased profitability of the Bancorp. In addition, incentive compensation is awarded for consistent performance tied to corporate goals rather than short-swing profits. The incentive compensation is discretionary and approved by the Board on an annual basis, as strategic goals are achieved.
     The incentive compensation is paid from a pool of funds created each year based on the Bancorp’s return on equity, return on assets, and increase in earnings per basic share. Each of the three measures is tied to a factor, which is then multiplied by the Bancorp’s annual net income after incentive compensation expense to determine the incentive compensation pool. The Board also has the discretion to increase the size of the incentive compensation pool to reward outstanding performance consistent with long and short-range goals. No Board discretionary funds were included in the 2006 incentive compensation pool. The incentive compensation pool is generally allocated to the Bancorp’s employees in the following manner: 30% to the Chief Executive Officer, 52% to the President and Vice Presidents and 18% to other employees. The Chief Executive Officer, with Board approval, may reallocate a portion of his incentive compensation pool to the other compensation pools.
     The allocated incentive compensation pools can be utilized to supplement the cash remuneration of the Bancorp’s management according to the following guidelines: Vice Presidents up to 10% of salary; Senior Vice Presidents up to 20% of salary; President and Executive Vice President up to 35% of salary; and Chief Executive Officer up to 50% of salary. The incentive compensation for Vice Presidents, Senior Vice Presidents, Executive Vice President and President is awarded based on a performance review by the Chief Executive Officer, which is reviewed and approved by the Bancorp’s Compensation Committee and Board. The performance review incorporates the following criteria: strategic plan implementation and goal achievement; leadership based on communication, responsiveness, efficiencies, focus and innovation; professional growth; and community involvement. The Compensation Committee conducts the Chief Executive Officer’s performance review and determines his incentive compensation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 30, 2007

NORTHWEST INDIANA BANCORP
By:	/s/ David A. Bochnowski
	Name:	David A. Bochnowski
	Title:	Chairman of the Board and Chief Executive Officer